UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

Precision BioSciences, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

302 East Pettigrew Street, Suite A-100 Durham, North Carolina 27701

April [ ], 2026
Dear Fellow Stockholders:
On behalf of the Board of Directors, I cordially invite you to attend the 2026 annual meeting of stockholders (the “Annual Meeting”) of Precision BioSciences, Inc. (the “Company”), which will be held on Thursday, May 21, beginning at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting. We have elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of the Annual Meeting.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, by telephone or by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/DTIL2026.
On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.
/s/ Kevin J. Buehler
Kevin J. Buehler
Chair of the Board
This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about April [ ], 2026.

302 East Pettigrew Street, Suite A-100 Durham, North Carolina 27701

Notice of Annual Meeting of Stockholders
to be Held on May 21, 2026

DATE & TIME Thursday, May 21, 2026 10:00 a.m. Eastern Time

WHERE Virtual Meeting via live webcast www.virtualshareholdermeeting.com/ DTIL2026

RECORD DATE March 25, 2026

ITEMS TO BE VOTED ON
1
To elect Melinda Brown and Geno Germano as Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2029 and until their respective successors have been duly elected and qualified.

2	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
3	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (commonly referred to as the “say-on-pay vote”).
4	Approval of the amendment and restatement of the Company’s 2019 Incentive Award Plan.
5	Approval of an amendment to our Certificate of Incorporation to provide for officer exculpation as permitted under the Delaware General Corporation Law.
6	Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals.
7	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on March 25, 2026 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors
/s/ Dario Scimeca
Dario Scimeca
General Counsel and Secretary
Durham, North Carolina
April [ ], 2026
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Text of Proposed Amendment	26
Timing and Effect of the Proposed Amendment	26
Required Vote	27
Board Recommendation	27
PROPOSAL NO. 6 Approval of an Adjournment of the Annual Meeting, if Necessary, to Solicit Additional Proxies if There Are Not Sufficient Votes at the Time of the Annual Meeting to Approve Any of the Other Proposals	28
Background of and Rationale for the Adjournment Proposal	28
Required Vote	28
Board Recommendation	28
Executive Officers	29
Corporate Governance	31
Corporate Governance Guidelines	31
Board Leadership Structure	31
Director Independence	32
Board Committees	32
Audit Committee	32
Compensation Committee	33
Compensation Consultants	34
Nominating and Corporate Governance Committee	34
Science and Technology Committee	35
Board and Board Committee Meetings and Attendance	35
Executive Sessions	35
Director Attendance at Annual Meeting of Stockholders	35
Director Nominations Process	36
Board Diversity	37
Board Role in Risk Oversight	37
Committee Charters and Corporate Governance Guidelines	37
Code of Business Conduct and Ethics	38
Insider Trading and Anti-Hedging Policy	38
Clawback Policy	38
Communications with the Board	38
Executive Compensation	39

PROXY STATEMENT
For the Annual Meeting of Stockholders to be Held on May 21, 2026
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2025 (the “Annual Report” and, together with this Proxy Statement, the “proxy materials”) are being furnished in connection with the solicitation by and on behalf of the board of directors (the “Board” or “Board of Directors”) of Precision BioSciences, Inc. (the “Company,” “Precision,” “we,” “us,” or “our”), in connection with our 2026 annual meeting of stockholders (the “Annual Meeting”). The Notice of Annual Meeting and this Proxy Statement are first being distributed or made available, as the case may be, on or about April [ ], 2026.
General Information About the Annual Meeting and Voting
Q:	When and where will the Annual Meeting be held?
A:
The Annual Meeting will be held on Thursday, May 21, 2026 at 10:00 a.m., Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/DTIL2026 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest”, but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on March 25, 2026 (the “Record Date”).

Q:	What are the purposes of the Annual Meeting?
A:	The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
•	Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (commonly referred to as the “say-on-pay vote”).
•	Proposal No. 4: Approval of the amendment and restatement of the Company’s 2019 Incentive Award Plan
•	Proposal No. 5: Approval of an Amendment to Our Certificate of Incorporation to Provide for Officer Exculpation as permitted under the Delaware General Corporation Law.
•
Proposal No. 6: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals.

Q:	Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
A:
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Precision BioSciences, Inc.	1	2026 Proxy Statement

Q:	What does it mean if I receive more than one set of proxy materials?
A:
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Q:	Who is entitled to vote at the Annual Meeting?
A:
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof.

At the close of business on the Record Date, there were 25,803,199 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures.

Q:	What is the difference between being a “record holder” and holding shares in “street name”?
A:
A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

Q:	What do I do if my shares are held in “street name”?
A:
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

Q:	How many shares must be present to hold the Annual Meeting?
A:
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present electronically or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

Precision BioSciences, Inc.	2	2026 Proxy Statement

Q:	What are “broker non-votes”?
A:
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion. Proposals No. 1, No. 3, No. 4, No. 5, and No. 6 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at its discretion on such proposals. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

Q:	What if a quorum is not present at the Annual Meeting?
A:
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

Q:	How do I vote my shares without attending the Annual Meeting?
A:	We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card; or
•	by Mail—You can vote by mail by signing, dating and mailing the proxy card.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on May 20, 2026.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

Q:	How can I attend and vote at the Annual Meeting?
A:
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/DTIL2026. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/DTIL2026.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/DTIL2026 on the day of the Annual Meeting.
•	Webcast starts at 10:00 a.m., Eastern Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.

Precision BioSciences, Inc.	3	2026 Proxy Statement

To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.

Q:	What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
A:
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Q:	How does the Board recommend that I vote?
A:	The Board recommends that you vote:
•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026.
•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
•	FOR the approval of the amendment and restatement of the Company’s 2019 Incentive Award Plan.
•	FOR the approval of an amendment to our Certificate of Incorporation to provide for officer exculpation as permitted under the Delaware General Corporation Law.
•
FOR the approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals.

Precision BioSciences, Inc.	4	2026 Proxy Statement

Q:	How many votes are required to approve each proposal?
A:	The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed	Impact of Broker Non-Votes
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(2)	None(6)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(3)	Yes(4)	None(4)
Proposal No. 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(3)	No(2)	None(6)
Proposal No. 4: Approval of the amendment and restatement of the Company’s 2019 Incentive Award Plan	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(3)	No(2)	None(6)
Proposal No. 5: Approval of an Amendment to Our Certificate of Incorporation to Provide for Officer Exculpation as Permitted under the Delaware General Corporation Law	The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote on this proposal.	“FOR” “AGAINST” “ABSTAIN”	Will count as a vote “against”(5)	No(2)	Will count as a vote “against”(5)

Proposal No. 6: Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals
	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(3)	No(2)	None(6)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(3)	Abstentions are not counted as “votes cast” and thus will have no effect on the approval of this proposal.
(4)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. Because brokers have discretionary authority to vote on such matter, we do not expect any broker non-votes in connection with Proposal 2.

(5)
Abstentions, votes withheld, and broker non-votes will not be included in the numerator (since they are not affirmative votes) but will be included in the denominator (since they are shares “entitled to vote”). Therefore, abstentions, votes withheld, and broker non-votes will have the effect of a vote “against” the proposal.

(6)	A broker non-vote is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

Precision BioSciences, Inc.	5	2026 Proxy Statement

Q:	What if I do not specify how my shares are to be voted?
A:
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Q:	Who will count the votes?
A:	Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Q:	Can I revoke or change my vote after I submit my proxy?
A:	Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to the attention of our General Counsel and Secretary at our corporate offices, provided such statement is received no later than May 21, 2026;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on May 20, 2026;
•	submitting a properly signed proxy card with a later date that is received no later than May 20, 2026; or
•	attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy online at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote online at the Annual Meeting.

Q:	Who will pay for the cost of this proxy solicitation?
A:
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

We have engaged Kingsdale Advisors, US to act as our proxy solicitor in connection with the proposals to be acted upon at our Annual Meeting. For these services, we will pay a fee of approximately $20,000 plus reasonable out-of-pocket expenses for the proxy solicitor, if any.

Q:	Why hold a virtual meeting?
A:
We wish to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, we believe that a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

Precision BioSciences, Inc.	6	2026 Proxy Statement

Q:	Will I be able to ask questions at the Annual Meeting?
A:
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 10 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:

•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to the status or conduct of our development programs beyond that which is contained in our prior public disclosures;
•	related to material non-public information of the Company;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of statements already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or the Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”.
Q:	Who should I call if I have any questions?
A:	If you have any questions, or need assistance voting, please contact our proxy solicitor, Kingsdale Advisors, US Toll Free at 1-866-581-1024 or via email, at contactus@kingsdaleadvisors.com.

Precision BioSciences, Inc.	7	2026 Proxy Statement

PROPOSAL NO. 1
Election of Directors
Board Size and Structure
Our amended and restated certificate of incorporation, as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. We currently have six directors serving on the Board.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class should consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.

Class I Director - Current Term Ending at 2026 Annual Meeting	Class II Director - Current Term Ending at 2027 Annual Meeting	Class III Director - Current Term Ending at 2028 Annual Meeting
Melinda Brown	Michael Amoroso	Kevin J. Buehler
Geno Germano	Stanley R. Frankel, M.D.	Shari Lisa Piré

Nominees for Director
Melinda Brown and Geno Germano have been nominated by the Board to stand for election. As directors assigned to Class I, Ms. Brown’s and Mr. Germano’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Ms. Brown and Mr. Germano will each serve for a term expiring at our annual meeting of stockholders to be held in 2029 (the “2029 Annual Meeting”) and the election and qualification of their successors or until their earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that either nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that no nominees as results from the inability of either nominee to serve. The Board has no reason to believe that either of the nominees will be unable to serve.
Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Ms. Brown and Mr. Germano as a Class I director to hold office until the 2029 Annual Meeting and until his or her respective successor has been duly elected and qualified.

Precision BioSciences, Inc.	8	2026 Proxy Statement

Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of March 15, 2026 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees have or display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and our industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees, as applicable; skills and personality that complement those of our other directors that help build a board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders.

Precision BioSciences, Inc.	9	2026 Proxy Statement

Nominees for Election to Three-Year Terms Expiring No Later than the 2029 Annual Meeting

Class III Director	Age	Served as a Director Since	Current Position at Precision
Melinda Brown	69	2022	Director
Geno Germano	65	2020	Director

Melinda Brown Director
Melinda Brown has served on our Board of Directors since May 2022 and is Chair of the Board’s audit committee. Ms. Brown is a financial expert with proven experience leading accounting, finance and enterprise risk management teams in large, public companies. She has over 40 years of accounting and financial experience with publicly traded global consumer products and luxury retail companies.

Ms. Brown has had responsibility for external financial reporting including SEC reporting and investor relations, as well as risk management implementation of cyber security programs and enterprise risk management.

CAREER HIGHLIGHTS
Tapestry, Inc.
Ms. Brown most recently served as Senior Vice President and Controller of Tapestry, Inc. from September 2012 until her retirement in March 2019. In this capacity, she led, redefined and enhanced the global control function, as well as participated as a key member in the leadership team supporting Tapestry’s significant growth initiatives, including the acquisition and integration of the Kate Spade and Stuart Weitzman brands and their multi-functional SAP implementation.

PepsiCo, Inc.
Prior to Tapestry, Ms. Brown spent 30 years with PepsiCo, Inc. with her most recent role as Senior Vice President, Global Financial Shared Services and Productivity where she led North American shared services centers, developed PepsiCo’s global finance outsourcing strategy and coordinated global efforts by the Company to deliver multi-year productivity commitments.

Ms. Brown is Chair Emeritus of The University of Connecticut Foundation Board of Directors where she previously served as its audit committee Chair and as a member of its executive and finance committees.
Ms. Brown began her career at Coopers Lybrand followed by the Financial Accounting Standards Board.

QUALIFICATIONS
Ms. Brown received a Bachelor of Science in Accounting and a Master of Business Administration from the University of Connecticut. She is a Certified Public Accountant and member of the American Institute of CPAs and Connecticut Society of CPAs. We believe that Ms. Brown’s extensive expertise in accounting, finance and enterprise risk management and leadership roles at public companies qualify her to serve on our Board of Directors.

Geno Germano Director
Geno Germano has served as a member of our Board of Directors since March 2020.

CAREER HIGHLIGHTS
Elucida Oncology, Inc.
From August 2018 until his retirement in June 2024, Mr. Germano served as President and Chief Executive Officer and a board member of Elucida Oncology, Inc. (“Elucida”), a biotechnology company. As President and CEO of Elucida, Mr. Germano led strategic efforts to utilize Elucida’s ultrasmall C-dot cancer targeting particle platform across diagnostic imaging, surgical and therapeutic applications.

Intrexon Corporation
Mr. Germano served as President of Intrexon Corporation (“Intrexon”), a leader in engineering and industrialization of biology, from June 2016 to March 2017.

Pfizer Inc.
Prior to joining Intrexon, from February 2014 to February 2016, Mr. Germano was Group President of the Global Innovative Pharma Business of Pfizer Inc. (“Pfizer”), where he led a growing global $14 billion business with market-leading medicines and an extensive portfolio of late-stage development candidates in several therapeutic areas including cardiovascular, metabolic disease, neuroscience, inflammation, immunology, and rare diseases. Mr. Germano was also Co-Chair of the Portfolio Strategy and Investment Committee at Pfizer, focused on maximizing the return on research and development investment across the Pfizer portfolio from 2013 to 2016. From 2009 through 2013, Mr. Germano served as President and General Manager of Pfizer’s Specialty Care and Oncology business units where he led commercial, medical, and post proof-of-concept pipeline strategy and development across global markets.

Mr. Germano serves as chairman of the board of directors of Entera Bio Ltd. Mr. Germano previously served on the boards of Sage Therapeutics, Inc. until its acquisition by Supernus Pharmaceuticals, Inc. in July 2025, Orbital Therapeutics, Inc., Bioverativ, Inc., and The Medicines Company. From 2008 to 2018, Mr. Germano was a Trustee of the Albany College of Pharmacy & Health Sciences.

QUALIFICATIONS
Mr. Germano received his Bachelor of Science in Pharmacy from Albany College of Pharmacy. We believe that Mr. Germano’s experience in the pharmaceutical industry, including both executive and board roles, qualifies him to serve on our Board of Directors.

Precision BioSciences, Inc.	10	2026 Proxy Statement

Class II Directors Whose Terms Expire at the 2027 Annual Meeting of Stockholders

Class III Director	Age	Served as a Director Since	Current Position at Precision
Michael Amoroso	48	2021	President, Chief Executive Officer and Director
Stanley R. Frankel, M.D.	67	2021	Director

Michael Amoroso President, Chief Executive Officer and Director
Michael Amoroso has been our Chief Executive Officer and a member of our Board of Directors since October 2021.

CAREER HIGHLIGHTS
Abeona Therapeutics
Mr. Amoroso most recently served as President, Chief Executive Officer and a director of Abeona Therapeutics (“Abeona”), a publicly traded clinical-stage biopharmaceutical company developing gene and cell therapies for life-threatening rare genetic diseases, from March 2021 to October 2021, and he has served as Chairman of Abeona’s board of directors since October 2021. Mr. Amoroso joined Abeona in July 2020 as Chief Commercial Officer and was promoted to Chief Operating Officer, leading all functions and serving as principal executive officer from November 2020 to March 2021.

Kite Pharma
From August 2018 to January 2020, Mr. Amoroso served as Senior Vice President and Head of Worldwide Commercial Operations for Cell Therapy at Kite Pharma, a biotechnology company and subsidiary of Gilead Sciences, Inc., where he led all operations and functions charged with bringing the first wide-spread CAR-T cell therapy, YESCARTA®, to world major markets while also preparing the organization for its future cell therapy pipeline.

Prior to his time at Kite Pharma, Mr. Amoroso served in senior level or executive positions at Eisai Inc. from October 2017 to August 2018 and Celgene Corporation from 2011 to 2017. Mr. Amoroso has worked with companies in the small molecules, biologics, and cell and gene therapies space across large, medium, and small capitalization companies with his deepest areas of expertise in rare and oncology diseases.

QUALIFICATIONS
Mr. Amoroso earned his Executive M.B.A. in Management from the Stern School of Business, New York University, and his B.A. in Biological Sciences, summa cum laude, from Rider University. We believe that Mr. Amoroso’s extensive experience in leading teams, either directly or indirectly, across clinical development, regulatory and medical affairs, corporate affairs, and commercial, both in the United States and globally, with direct operational experience in various pharmaceutical companies, qualifies him to serve on our Board of Directors.

Stanley R. Frankel Director
Stanley R. Frankel, M.D., has served on our Board of Directors since April 2021. Dr. Frankel is a hematologist-oncologist with extensive academic and industry experience in the research, clinical development, and commercialization of immuno-oncology and cellular therapies. He has led clinical development programs for multiple FDA-approved drugs to treat hematologic malignancies including acute lymphoblastic leukemia, multiple myeloma, and lymphoma. Since April 2020, he has served as an independent advisor and consultant to biotechnology and pharmaceutical companies.

CAREER HIGHLIGHTS
Cytovia Therapeutics, Inc.
From April 2021 through October 2022, Dr. Frankel served as the Chief Medical Officer of Cytovia Therapeutics, Inc. providing clinical research and development leadership and strategic guidance for a portfolio of multi-specific natural killer (“NK”) cell engager antibodies and induced pluripotent stem cell derived NK cell therapeutic candidates.

Bristol-Myers Squibb Co.
From November 2019 to October 2020, Dr. Frankel was Senior Vice President, Global Drug Development, Cellular Therapy at Bristol-Myers Squibb Co.

Celgene Corp.
From April 2015 to November 2019, Dr. Frankel was Corporate Vice President, Head of Immuno-Oncology and Cellular Therapy, Clinical Research and Development at Celgene Corp.

Dr. Frankel has also held roles of increasing responsibility at Amgen, Roche, and Merck. Dr. Frankel serves as an independent member of the Board of Directors for Create Medicines, formerly Myeloid Therapeutics, and Advesya, and is a member of Scientific Advisory Boards for Adagene, Immunai, Deka Biosciences, and Chimeric Therapeutics.

QUALIFICATIONS
Dr. Frankel received a B.A. in Applied Sciences, Biomechanics from Harvard College and an M.D. from Northwestern University, and has been a board-certified licensed physician since 1986. He completed his residency in internal medicine at Mount Sinai Hospital and his fellowship in hematology-oncology at Memorial Sloan Kettering Cancer Center where he was Chief Fellow. He has prior academic and clinical appointments at Roswell Park Cancer Institute, Georgetown University, and the University of Maryland prior to joining Columbia University Vagelos College of Physicians and Surgeons as Adjunct Associate Professor of Medicine in the Division of Hematology/Oncology. We believe that Dr. Frankel’s nearly 35 years of clinical experience and demonstrated expertise in the biotechnology industry qualify him to serve on our Board of Directors.

Precision BioSciences, Inc.	11	2026 Proxy Statement

Class III Directors Whose Terms Expire at the 2028 Annual Meeting of Stockholders

Class III Director	Age	Director Since	Current Position at Precision
Kevin J. Buehler	68	2019	Chair of the Board
Shari Lisa Piré	61	2021	Director

Kevin J.Buehler Chair of the Board
Kevin J. Buehler has served on our Board of Directors since November 2019 and, in November 2020, was appointed Chair of the Board, after serving as the Interim Chair of the Board from March 2020 to November 2020.

CAREER HIGHLIGHTS
Alcon Laboratories, Inc.
Mr. Buehler has over 30 years of experience in the healthcare industry, most recently serving as the Division Head of Alcon Laboratories, Inc., a division of Novartis AG, a multinational pharmaceutical company, from April 2011 until his retirement in May 2014. Prior to that, from April 2009 to April 2011, he served as the Chief Executive Officer and President of Alcon Inc., after having served from 2007 to 2009 as Alcon Inc.’s Senior Vice President, Global Markets and Chief Marketing Officer and, from 2005 to 2007, as its Senior Vice President of the U.S. market and the Chief Marketing Officer. Mr. Buehler began his career with Alcon, Inc. in August 1984.

QUALIFICATIONS
Mr. Buehler holds a B.A. degree from Carroll University in Waukesha, WI, with concentrations in Business Administration and Political Science, and is a graduate of the Harvard Executive Program for Management Development. Mr. Buehler also currently serves on the Read Fort Worth non-profit board of directors. We believe that Mr. Buehler’s more than 30 years of experience in the healthcare industry, including both executive and board roles, qualify him to serve as a member of our Board of Directors.

Shari Lisa Piré Director
Shari Lisa Piré has served on our Board of Directors since November 2021. Ms. Piré has more than 20 years of experience as a trusted advisor to public and private companies and their owners.

CAREER HIGHLIGHTS
Plume Design, Inc.
Since May 2021, Ms. Piré has served as the Chief Legal Officer at Plume Design, Inc. (“Plume”), an open, vendor-agnostic AI-first platform company built for Internet Service Providers. Plume combines intelligence, orchestration and engagement to help providers deliver rock solid connectivity, integrated cybersecurity, and AI-powered customer lifecycle experiences at scale. Ms. Piré also serves as Plume’s Chief Privacy Officer. In these roles, she oversees the company’s global legal, privacy, cybersecurity and compliance functions, with a particular focus on the governance frameworks that support the responsible development, deployment and enterprise adoption of artificial intelligence. She serves on Plume’s Privacy Governance Committee and chairs its AI Governance Committee, where she leads oversight of AI risk management, policy development and enterprise adoption practices.

Cognate BioServices, Inc.
From April 2015 to April 2021, Ms. Piré served as Chief Legal Officer of Cognate BioServices, Inc. (“Cognate”), a biotechnology contract development and manufacturing organization (“CDMO”). As a member of Cognate’s senior leadership team, Ms. Piré played a key role in corporate governance, strategic transactions and risk management, leading and negotiating transactions across all stages of the company’s growth, from early-stage development through its sale to Charles River Laboratories.

Cobra Biologics Ltd.
From January 2020 to April 2021, Ms. Piré served served as a member of the board of directors of Cobra Biologics Ltd., a gene therapy-focused CDMO that Cognate acquired during her tenure. In this role, she contributed to board-level oversight of strategy, integration and governance matters in a highly regulated life sciences environment.

QUALIFICATIONS
Ms. Piré holds a B.A. in French Literature from the University of California, Irvine and a J.D., magna cum laude, from New York Law School, where she served as an Editor of the New York Law School Law Review. She is admitted to practice law in the State of New York and the District of Columbia. We believe Ms. Piré’s more than 20 years of experience providing legal, compliance and governance advice, including oversight of artificial intelligence, data privacy and cybersecurity matters, as well as her experience in the life sciences industry, qualifies her to serve on our Board of Directors.

Precision BioSciences, Inc.	12	2026 Proxy Statement

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2017. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2026
Although ratification is not required by our amended and restated by-laws (“Bylaws”) or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The following table sets forth the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to the Company in each of the last two fiscal years (in thousands).

	Year Ended December 31,
	2025	2024
Audit Fees(1)	$1,007	$863
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees	2	6
Total	$1,009	$869

(1)
Audit fees in 2024 include financial statement audit and quarterly reviews as well as fees incurred for consent procedures related to the Company’s at-the-market facility and S-8 registration statements. Audit fees in 2025 include financial statement audit and quarterly reviews as well as fees incurred for consent procedures related to the Company’s at-the-market facility, S-3 and S-8 registration statements, and an underwritten offering.

Precision BioSciences, Inc.	13	2026 Proxy Statement

Audit Fees
Audit fees consisted of the following:
•
Fees for the audit of our financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and services associated with SEC registration statements.

•
Fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements including for assurance reporting on our historical financial information included in our shelf registration statement.

All Other Fees
All other fees consisted of subscription fees for accounting research software.
Pre-Approval Policies and Procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The audit committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm will be pre-approved. The Pre-Approval Policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the audit committee or by a designated member of the audit committee to whom the committee has delegated the authority to grant pre-approvals. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the audit committee will consider whether such services are consistent with the rules of the Securities and Exchange Commission (“SEC”) on auditor independence.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by our independent registered accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.
The above-described services provided to us by Deloitte & Touche LLP were provided in accordance with our pre-approval policies and procedures.
Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

Precision BioSciences, Inc.	14	2026 Proxy Statement

Audit Committee Report
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.” Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the appropriateness of accounting principles and financial reporting policies and for establishing and maintaining our internal control over financial reporting. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Deloitte & Touche LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2025. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC.
Submitted by the audit committee of the Company’s Board of Directors:
Melinda Brown (Chair)
Kevin J. Buehler
Geno Germano

Precision BioSciences, Inc.	15	2026 Proxy Statement

PROPOSAL NO. 3
Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay”)
Our Board of Directors is providing our stockholders with an advisory vote on our executive compensation pursuant to the Dodd-Frank Wall Street Consumer Protection Act (“Dodd-Frank Act”), as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This advisory vote, commonly known as a say-on-pay vote, is a non-binding vote on the compensation paid to our named executive officers as identified pursuant to Item 402 of Regulation S-K, as set forth in the “Executive Compensation” section of this proxy statement, including in the accompanying compensation tables and the corresponding narrative discussion and footnotes.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the framework, policies, and procedures described in this Proxy Statement. Because this is an advisory vote, it will not be binding upon the Company. However, the compensation committee, which is responsible for the design and administration of our executive compensation program, will carefully review and consider the voting results when making future decisions regarding our executive compensation program.
Why You Should Vote in Favor of our Say-on-Pay Vote
We have designed our executive compensation to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and to increase long-term stockholder value. Our executive compensation program rewards results relevant to our short-term and long-term success based on both corporate and individual performance. Our compensation committee is guided in its design and administration of our executive compensation program by several principles and factors, with our fundamental executive compensation philosophy being the alignment of executive pay with performance, as our compensation committee believes that aligns the interests of our executives with those of our stockholders. We encourage you to carefully review the “Executive Compensation” section of this Proxy Statement for additional details on the Company’s executive compensation for the fiscal year ended December 31, 2025.
Proposed Resolution
We are asking our stockholders to vote “FOR” the following advisory resolution for the compensation of our named executive officers as described in this Proxy Statement:
“RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Proxy Statement for the 2026 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”
Next Say-on-Pay Vote
We expect that the next Say-on-Pay vote will occur at the Company’s 2027 Annual Meeting of stockholders. In 2025, our Board of Directors adopted, and our stockholders approved, on an advisory (non-binding) basis, annual say-on-pay voting until the next required say-on-frequency vote in 2031.
Board Recommendation

The Board of Directors unanimously recommends that our stockholders vote FOR approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, or say-on-pay vote.

Precision BioSciences, Inc.	16	2026 Proxy Statement

PROPOSAL NO. 4
Approval of the Amendment and Restatement of the Company’s 2019 Incentive Award Plan
Overview
We are requesting stockholders approve the amendment and restatement of the Precision Biosciences, Inc. 2019 Incentive Award Plan, or the “2019 Plan”, to increase the number of shares available for issuance under the 2019 Plan by 3,800,000 shares.
The Board of Directors approved the amendment and restatement of the 2019 Plan on March 25, 2026, subject to and effective upon stockholder approval at the Annual Meeting. The 2019 Plan, as amended and restated if this Proposal No. 4 is approved, is described in more detail below. If this Proposal No. 4 is not approved by our stockholders, the amendment and restatement of the 2019 Plan will not become effective, and the 2019 Plan will remain in effect in accordance with its present terms. However, we may need to consider alternative compensation structures to achieve the objectives for which the 2019 Plan was designed.
The purpose of the amendment and restatement is to permit the Company to continue using the 2019 Plan to achieve the Company’s performance, recruiting, retention and incentive goals. We believe that the continued use of the 2019 Plan is essential to our success. Providing long-term incentive compensation opportunities in the form of equity awards aligns the interests of the Company’s employees, directors and consultants with the long-term interests of our stockholders, linking compensation to Company performance. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.
The Board believes that approval of the amendment and restatement of the 2019 Plan is in the best interests of the Company and the Board recommends that stockholders vote for approval of this Proposal No. 4.
Why You Should Vote FOR the Amendment and Restatement of the Company’s 2019 Plan
The proposed amendment and restatement of the 2019 Plan is critical to our ongoing effort to build stockholder value.
We recognize the dilutive impact that our equity plan has on our stockholders and continuously strive to balance this concern with the competition for talent in the competitive biotechnology industry, as well as the current market conditions, in which we operate. In its determination to approve the amendment and restatement of the 2019 Plan, the compensation committee considered an analysis prepared by external compensation advisors, which included an analysis of our historical share usage and other key metrics including burn rate, dilution, and overhang compared to the historical market data of 158 biotechnology companies having $50-500 million in market capitalization. Based on this dataset, the compensation committee referenced 3-year average net burn rate of 3.8% at the median (50th percentile) and 5.7% at the 75th percentile, and 3-year average total overhang of 20.3% at the median (50th percentile) and 23.8% at the 75th percentile. As it relates to our equity grant practices, we would point out:
•
Current Situation: We need the additional 3,800,000 shares requested in the amendment and restatement to retain and motivate the talent necessary to execute our clinical development objectives for two clinical stage programs and our long-term strategy. In our current situation with two distinct programs in clinical development there is significant risk associated with an inability to deliver equity compensation. As of March 25, 2026, we have 521,438 shares remaining for future grants under the 2019 Plan. We have not granted our annual equity awards for 2026 as the limited number of shares available under the 2019 Plan are not expected to be sufficient to provide market-aligned awards to our employees. As of March 25, 2026, all stock options granted and outstanding under the 2019 Plan are underwater with a weighted average exercise price of $198.64 per share, which is significantly above the current stock price and the stock price over the last three years.

•
Median (50th percentile) Historical Annual Share Usage: We have historically granted equity in a responsible and carefully considered manner. Our three-year average net burn rate is 4.8%. This average net burn rate is positioned between the median and 75th percentile versus similarly situated companies (3.8% and 5.7%, respectively). Annual net burn rate is calculated by dividing (i) the sum of options and RSUs granted in the applicable year (net of forfeitures and cancellations) by (ii) shares of common stock outstanding as of fiscal year end.

Precision BioSciences, Inc.	17	2026 Proxy Statement

•
Median (50th percentile) Overhang with Share Request: If approved, the proposal to add 3,800,000 shares would result in an overhang of 17.2% for the 2019 Plan (this would be equal to 20.0% if we included our inducement plan which is reserved for new hires). This is lower than the median of market data for similarly situated companies (referenced above). Overhang is calculated as the sum of outstanding options, unvested RSUs, and shares not subject to outstanding awards and available for issuance (together, the “Numerator”) divided by the sum of the Numerator and shares of common stock outstanding as of March 25, 2026.

The compensation committee has recommended, and our Board has determined, that Proposal No. 4 is reasonable and in the best interests of stockholders and will provide us with shares needed to continue to incentivize and motivate our employees. The Board therefore recommends that the stockholders vote for approval of this Proposal No. 4.
The following table sets forth information regarding historical awards granted during the 2023, 2024 and 2025 fiscal year period under the 2019 Plan, and the corresponding burn rate for each of the last three fiscal years. The number of equity awards granted in 2024 was higher than the prior year in an effort to incentivize and retain critical talent in acknowledgement of lower-than-average grants in 2023 due to a limited share pool. For executive compensation, the compensation committee approves grants with market data from Aon, the compensation committee’s independent compensation consultant. For non-executive employees, the company relies on benchmark data provided by Pay Governance.

	Years Ended December 31,
2019 Plan Share Element	2023	2024	2025
Stock Options Granted	20,443	—	—
Stock Options Forfeited/Canceled	124,682	37,730	139,987
RSUs Granted	161,161	862,268	1,039,770
RSUs Forfeited/Canceled	19,961	4,715	18,676
Common Shares Outstanding as of Fiscal Year End	4,164,038	8,202,715	24,088,425
Net Annual Burn Rate	0.89%	9.99%	3.66%
Three Year Average Burn Rate		4.8%

Set forth below is the number of shares available for issuance pursuant to outstanding and future equity awards under the 2019 Plan as of March 25, 2026. The closing price of our common stock on the Nasdaq Capital Market on that date was $6.47 per share

Prior to Proposal No. 4:
Shares subject to outstanding options(1)	37,542
Shares subject to outstanding RSUs(2)	993,509
Shares available for issuance	521,438
2019 Plan overhang	5.7%
Including the proposed additional shares:
Proposed additional shares	3,800,000
Proposed additional shares as a percentage of fully diluted shares outstanding	13.9%
Shares available for issuance	4,321,438
2019 Plan overhang	17.2%

(1)	As of March 25, 2026, options outstanding under the 2019 Plan had a weighted average per share exercise price of $198.64 and a weighted average remaining term of 4.93 years.
(2)	As of March 25, 2026, the weighted average remaining vesting term for RSUs was 1.65 years.

Precision BioSciences, Inc.	18	2026 Proxy Statement

In determining to approve the amendment and restatement of the 2019 Plan, the compensation committee considered our broader equity grant objectives and practices and believes that the amendment and restatement of the 2019 Plan is necessary to permit the Company to continue using the 2019 Plan to achieve its general performance, retention and incentive goals. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants the perspective of an owner with an equity stake in the Company and providing a means of recognizing their contributions to the long-term success of the Company. Specifically, the compensation committee considered, among other things, that the market for high caliber, experienced talent in our industry and in our geographic location is extremely competitive. Our ability to grant equity awards is critical to our ability to be competitive and to attract, retain and motivate the talent we need to best position our Company for success.
In consideration of these factors, and our belief that the ability to continue granting equity compensation is vital to our attracting and retaining employees and facilitating long-term stockholder value creation, we believe that the amendment and restatement of the 2019 Plan and the size of the share reserve under the 2019 Plan after giving effect to the amendment and restatement are reasonable, appropriate and in the best interests of the Company and its stockholders at this time.
2019 Plan Contains Equity Compensation Best Practices
The 2019 Plan contains a number of provisions that we believe reflect a broad range of compensation and governance best practices. These include:
•
Continued broad-based eligibility for equity awards. We grant equity awards to a high percentage of our employees and all of our non-employee directors. By doing so, we link employee and director interests with stockholder interests throughout the organization and motivate these individuals to act as owners of the business.

•	Director award limit. An annual grant-date fair value limit of $750,000 per year applies to all equity and cash-based awards granted to non-employee directors.
•	No discounted options or discounted SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.
•
No repricing of awards without stockholder approval. Other than in connection with certain corporate transactions, we may not reduce the exercise price of an option or SAR or cancel an option or SAR in exchange for cash, another award under the 2019 Plan or an option or SAR with an exercise price that is less than the exercise price of the original option or SAR, unless such action is approved by the stockholders.

•	No single-trigger vesting of awards. The 2019 Plan does not have a single-trigger accelerated vesting provision for a change in control.
•	No automatic grants. The 2019 Plan does not provide for automatic grants to any individual.
•	No tax gross-ups. The 2019 Plan does not provide for any tax gross-ups.
Summary of the 2019 Plan
This section summarizes certain principal features of the 2019 Plan, as amended and restated subject to stockholder approval. The summary is qualified in its entirety by reference to the complete text of the amended and restated 2019 Plan, which is attached to this Proxy Statement as Exhibit A.
Eligibility and Administration
Our employees, consultants and directors, and employees and consultants of our subsidiaries, are eligible to receive awards under the 2019 Plan. As of March 25, 2026, approximately 67 employees, five non-employee directors, and one consultant were eligible to receive awards under the 2019 Plan. The 2019 Plan is administered by our compensation committee, although the Board may exercise any powers and responsibilities assigned to the compensation committee at any time. The Board may also delegate its duties and responsibilities to one or more other committees of our directors and/or officers, subject to the limitations imposed under the 2019 Plan, Section 16 of the Exchange Act, stock exchange rules and other applicable laws. The actual administrator of the

Precision BioSciences, Inc.	19	2026 Proxy Statement

2019 Plan is referred to as the “plan administrator” in this Proposal No. 4. The plan administrator has the authority to take all actions and make all determinations under the 2019 Plan, to interpret the 2019 Plan and award agreements and to adopt, amend and repeal rules for the administration of the 2019 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards and set the terms and conditions of all awards under the 2019 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the 2019 Plan.
Shares Available for Awards
The total number of shares reserved for future issuance under the 2019 Plan and before giving effect to the amendment and restatement equals the sum of (i) 521,438 shares, (ii) 1,031,051 shares subject to outstanding awards granted under the 2019 Plan, and (iii) any shares that as of the original effective date of the 2019 Plan were subject to awards under our 2015 Stock Incentive Plan (the “Prior Plan”), which are forfeited or lapse unexercised and which are not issued under the Prior Plan; (iv) an annual increase on the first day of each calendar year beginning January 1, 2020 and ending on and including January 1, 2029. Since the adoption of the 2019 Plan and through January 1, 2026, the aggregate number of shares available for issuance has been increased by 1,825,822 shares pursuant to this provision.
If the amendment and restatement of the 2019 Plan is approved, the number of shares reserved for issuance under the 2019 Plan will be equal to the sum of (i) 1,552,489 shares and 3,800,000 shares being added pursuant to this Proposal 4; and (ii) any shares that as of the original effective date of the 2019 Plan were subject to awards under the Prior Plan which are forfeited or lapse unexercised and which are not issued under the Prior Plan. As of March 25, 2026, there were 21,064 shares subject to awards outstanding under the Prior Plan. Additionally, the number of shares available for issuance under the 2019 Plan will be increased on January 1 of each calendar year until and including 2029 by an amount equal to the lesser of (A) 4% of the aggregate number of shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the Board. If the amendment and restatement of the 2019 Plan is approved, there will be a corresponding increase in the number of shares that may be issued upon exercise of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or the “Code”, such that no more than 4,596,667 shares may be issued under the 2019 Plan upon the exercise of incentive stock options. Shares issued under the 2019 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
If an award under the 2019 Plan or the Prior Plan, expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, any unused shares subject to the award will, as applicable, become or again be available for new grants under the 2019 Plan.
Director Award Limit
The sum of any cash or other compensation and the value (determined as of the grant date in accordance with ASC 718, or any successor thereto), of awards granted to any non-employee director for services as a director pursuant to the 2019 Plan during any fiscal year may not exceed $750,000. The plan administrator may, however, make exceptions to such limit on director compensation in extraordinary circumstances, subject to the limitations in our 2019 Plan.
Awards
The 2019 Plan provides for the grant of options, including incentive stock options, or ISOs, and nonqualified options, or NSOs, stock appreciation rights, or SARs, restricted stock, dividend equivalents, restricted stock units, or RSUs, and other stock or cash based awards. Certain awards under the 2019 Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code. All awards under the 2019 Plan are set forth in award agreements, which detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. A brief description of each award type follows.
•
Options and SARs. Options provide for the purchase of our shares of common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to

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receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The plan administrator determines the number of shares covered by each option and SAR, the exercise price of each option and SAR and the conditions and limitations applicable to the exercise of each option and SAR. The exercise price of an option or SAR will not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of an option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).
•
Restricted Stock and RSUs. Restricted stock is an award of nontransferable shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs are contractual promises to deliver shares in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted stock and RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the 2019 Plan.

•
Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares and other awards valued wholly or partially by referring to, or otherwise based on, our common stock or other property. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other stock or cash based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria
The plan administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the 2019 Plan may include, but are not limited to, the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. When determining performance goals, the plan administrator may provide for exclusion of the impact of an event or occurrence which the plan administrator determines should appropriately be excluded, including, without limitation, non-recurring charges or events, acquisitions or divestitures, changes in the corporate or capital structure, events unrelated to the business or outside of the control of management, foreign exchange considerations, and legal, regulatory, tax or accounting changes.

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Certain Transactions
In connection with certain corporate transactions and events affecting our common stock, including a change in control, or change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the 2019 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the 2019 Plan and replacing or terminating awards under the 2019 Plan. In addition, in the event of certain non-reciprocal transactions with our stockholders, the plan administrator will make equitable adjustments to the 2019 Plan and outstanding awards as it deems appropriate to reflect the transaction.
Plan Amendment and Termination
Our Board of Directors may amend or terminate the 2019 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the 2019 Plan, may materially and adversely affect an award outstanding under the 2019 Plan without the consent of the affected participant and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The 2019 Plan will remain in effect until March 12, 2029, the tenth anniversary of the date the Board of Directors initially adopted the 2019 Plan, unless earlier terminated by the Board of Directors. No awards may be granted under the 2019 Plan after its termination, but the 2019 Plan will continue to govern outstanding awards.
No Repricings without Stockholder Approval
The plan administrator cannot, without the approval of our stockholders, reduce the exercise price of outstanding options or SARs, or cancel outstanding options or SARs, in exchange for cash, other awards under the 2019 Plan or options or SARs with an exercise price per share that is less than the exercise price per share of the original options or SARs.
Foreign Participants, Claw-Back Provisions, Transferability and Participant Payments
The plan administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. All awards are subject to the company’s Policy for Recovery of Erroneously Awarded Compensation and any other claw-back, recoupment, forfeiture or similar policies or provisions of the Company. Except as the plan administrator may determine or provide in an award agreement, awards under the 2019 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2019 Plan, and exercise price obligations arising in connection with the exercise of options under the 2019 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or check, shares of our common stock that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.
Interests of Certain Persons in the Amendment and Restatement of the 2019 Plan
In considering the recommendation of the Board with respect to the approval of the amendment and restatement of the 2019 Plan, stockholders should be aware that, as discussed above, non-employee directors and executive officers are eligible to receive awards under the amended and restated 2019 Plan. The Board recognizes that approval of this proposal may benefit our non-employee directors and executive officers and their successors.
Federal Income Tax Consequences
The following is a general summary as of this date of the federal income tax consequences to us and to U.S. participants for awards granted under the 2019 Plan. The federal tax laws may change and the tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary does not purport to be complete, and does not discuss state, local or non-U.S. tax consequences.

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Non-Qualified Options. The grant of a non-qualified option under the 2019 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. Generally, upon exercise of a non-qualified option, the participant will realize ordinary income, and the Company will be entitled to a tax deduction, in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant or exercise of an ISO under the 2019 Plan is not expected to result in any federal income tax consequences to the participant or to the Company. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax, unless the shares are sold or otherwise disposed of in the same year the ISO is exercised. Gain realized by participants on the sale of shares underlying an ISO is taxable at capital gains rates, and no tax deduction is available to the Company, unless the participant disposes of the shares within (i) two years after the date of grant of the option or (ii) within one year of the date the shares were transferred to the participant. If the shares are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and the Company will be entitled to a deduction to the extent that the participant recognizes ordinary income.
Stock Appreciation Rights. The grant of a SAR under the 2019 Plan is not expected to result in any federal income tax consequences to either the participant or the Company. Generally, upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income to the participant in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the participant realized as ordinary income.
Restricted Stock. A participant generally will not have taxable income on the grant of restricted stock under the 2019 Plan, nor will the Company then be entitled to a deduction, unless the participant makes a valid election under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction, for an amount equal to the difference between the fair market value of the shares on the date such restrictions lapse over the purchase price for the restricted stock.
Restricted Stock Units. A participant generally will not realize taxable income at the time of the grant of RSUs under the 2019 Plan, and the Company will not be entitled to a deduction at that time. When RSUs are settled, whether in cash or shares, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.
Stock Awards. If a participant receives a stock award under the 2019 Plan in lieu of a cash payment that would otherwise have been made, the participant generally will be taxed as if the cash payment has been received, and the Company will have a deduction in the same amount.
Dividend Equivalents. A participant generally will not realize taxable income at the time of the grant of dividend equivalents under the 2019 Plan, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.
Application of Section 409A of the Code. Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some options, SARs and RSU programs. Generally speaking, Section 409A does not apply to ISOs, non-discounted non-qualified options and SARs if no deferral is provided beyond exercise, or restricted stock.
The awards made pursuant to the 2019 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A to the extent the awards granted under the 2019 Plan are not exempt from Section 409A. However, if the 2019 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.

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Limitations on the Company’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current and former executive officers of the Company to the extent the compensation paid to such an officer for the year exceeds $1 million.
New Plan Benefits
The benefits or amounts that may be received or allocated to participants under the 2019 Plan are subject to the discretion of the compensation committee or the Board of Directors and are not currently determinable. While we expect that equity units will be granted under our non-employee director compensation program on the date of the Annual Meeting, such amounts are not determinable at this time.
Additional Prior Award Information
The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to options and RSUs that have been granted to such individuals and groups under the 2019 Plan from inception through March 25, 2026:

Name and Position	Shares subject to Options(1)	Shares subject to Restricted Stock Units(1)
Named Executive Officers
Michael Amoroso, President and Chief Executive Officer	—	588,120
Alex Kelly, Chief Financial Officer	—	235,403
Dario Scimeca, General Counsel and Secretary	—	136,613
All Current Executive Officers as a Group (4 persons)	—	1,099,680
All Current Non-Executive Directors as a Group (5 persons)	—	175,330
Director Nominees:
Melinda Brown	—	35,028
Geno Germano	—	35,028
Each associate of any such directors, executive officers or nominees	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—
All Non-Executive Officer Employees as a Group (63 persons)	26,810	822,242

(1)
Share numbers shown do not take into account shares subject to awards that have been cancelled, forfeited or expired unexercised. The closing price per share of common stock on the Nasdaq Capital Market on March 25, 2026 was $6.47.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the approval of an amendment and restatement of the 2019 Plan.

Precision BioSciences, Inc.	24	2026 Proxy Statement

PROPOSAL NO. 5
Approval of an Amendment to Our Certificate of Incorporation to Provide for Officer Exculpation as Permitted Under the Delaware General Corporation Law.
Overview
Article SEVENTH of our Certificate of Incorporation currently provides for the Company to limit the monetary liability of directors in certain circumstances pursuant to and consistent with the General Corporation Law of the State of Delaware (the “DGCL”). Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to extend similar protections to certain officers (the “Section 102(b)(7) Amendment”). Previously, exculpation was only available to directors. However, Section 102(b)(7) now permits Delaware corporations to exculpate certain officers from personal liability for breaches of the duty of care in certain circumstances. Such officers include (i) the president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer and chief accounting officer of the corporation at any time during the course of conduct alleged in the action or proceeding to be wrongful, (ii) any person who is or was identified in the corporation’s public filings with the SEC because such person is or was one of the most highly compensated executive officers of the corporation, and (iii) any person who has consented to service of process in Delaware by written agreement (the “Covered Officers”). For both directors and Covered Officers, the liability limitation does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law, or any transaction in which the director or officer derived an improper personal benefit. In addition, for Covered Officers, amended Section 102(b)(7) only permits exculpation for direct claims brought by stockholders, as opposed to claims brought by or on behalf of the Company (e.g., derivative claims).
Purpose and Effect of Proposed Amendment
For the reasons set forth below, our Board of Directors has approved and declared advisable the officer exculpation provision, subject to its approval by our stockholders at the Annual Meeting. We previously submitted a similar proposal for stockholder approval at the 2025 annual meeting of stockholders. While the proposal received strong support, with approximately 95% of the total votes cast in favor of the proposal, the number of shares voted in favor of the proposal did not meet the required threshold of more than 50% of all outstanding shares as of the record date for the 2025 annual meeting of stockholders. After revisiting this topic again this year, and in light of the strong support from stockholders last year, our Board of Directors continues to believe that this proposal is in the best interests of the Company and its stockholders, as described further below.
Our Board of Directors desires to amend our Certificate of Incorporation to maintain provisions consistent with the governing statutes contained in the DGCL. Adopting an officer exculpation provision that aligns with the protections afforded under the DGCL could help reduce insurance costs and prevent protracted or otherwise meritless litigation that distracts from our primary objective of creating long-term stockholder value. The nature of the roles of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Our Board of Directors believes that limiting concern about personal liability will empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.
In addition, our Board of Directors believes it is important to provide protection to Covered Officers to the extent permitted by the DGCL to attract and retain key executive talent. This protection has long been afforded to directors, and Delaware law now permits expansion to Covered Officers. Many other public companies have updated their governing documents in response to the

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Section 102(b)(7) Amendment, and we expect this practice to continue. Therefore, our ability to attract and retain highly qualified officer candidates may be adversely impacted if we do not implement the expanded protections now offered under Delaware law. Accordingly, our Board of Directors has determined it advisable and in the best interests of the Company and its stockholders to seek stockholders’ approval of this Proposal No. 5.
The proposed officer exculpation amendment is not being proposed in response to any specific resignation, threat of resignation, or refusal to serve by any officer or as a result of any pending or threatened litigation. Our stockholders should be aware that certain of our officers have interests in Proposal No. 5 that may be different from, or in addition to, the interests of our stockholders more generally since those officers will receive the liability exculpation protections afforded by Proposal No. 5. Our Board of Directors was aware of these interests and considered them, among other matters, in reaching its decision to approve Proposal No. 5. The amendment reflected in Proposal No. 5 was unanimously approved by the disinterested members of our Board of Directors, with each interested director abstaining.
Text of Proposed Amendment
This Proposal No. 5 requests that stockholders approve amendments to Article SEVENTH of the Certificate of Incorporation to extend the exculpation provision to certain officers as permitted by Section 102(b)(7) of the DGCL, as amended. The proposed officer exculpation amendment, marked below to show the proposed changes, would amend Article SEVENTH of our current Certificate of Incorporation to read in its entirety as follows (insertions are shown in underlined italics):
“SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”
A complete copy of the proposed charter amendment is attached as Annex A to this proxy statement.
Timing and Effect of the Proposed Amendment
If the proposed amendment to the Certificate of Incorporation is approved by our stockholders, our Board of Directors has authorized our officers to file a Certificate of Amendment with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of Proposal No. 4 at the Annual Meeting, and the Certificate of Amendment would become effective upon acceptance by the Secretary of State of the State of Delaware. Other than the replacement of the existing Article SEVENTH by the proposed Article SEVENTH, the remainder of our Certificate of Incorporation will remain unchanged after effectiveness of the amendment.
If the proposed amendment to the Certificate of Incorporation is not approved by our stockholders, our Certificate of Incorporation will remain unchanged. In accordance with the DGCL, our Board of Directors may elect to abandon the proposed amendment to the Certificate of Incorporation without further action by the stockholders at any time prior to the effectiveness of its filing with the Secretary of State of the State of Delaware, notwithstanding stockholder approval.

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Required Vote
The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock entitled to vote on the matter. Abstentions and broker non-votes will have the same effect on the outcome of this proposal as a vote “AGAINST” this proposal.
Board Recommendation

The disinterested members of our Board of Directors unanimously recommend a vote FOR the approval of an amendment to our Certificate of Incorporation to provide for officer exculpation as permitted under the Delaware General Corporation Law.

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PROPOSAL NO. 6
Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the other proposals.
Background of and Rationale for the Adjournment Proposal
The Board believes that, if the Annual Meeting is convened and a quorum is present, but there are not sufficient votes at that time to approve any of Proposals No. 1 through No. 5, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve any such proposal (the “Adjournment Proposal”).
In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the other applicable Proposals.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority of the voting power of the outstanding voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon have voted against any of Proposal Nos. 1-6 or abstained from voting on such proposals, we could adjourn the Annual Meeting without a vote on such proposals and use the additional time to solicit the holders of those shares to change their vote in favor of such proposals.
Required Vote
The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.
Board Recommendation

The Board of Directors unanimously recommends a vote FOR the adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of Proposals No. 1 through No. 5.

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Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of March 25, 2026. There are no family relationships among any of our executive officers or directors.

Class III Director	Age	Position	In Current Position Since
Michael Amoroso	48	President, Chief Executive Officer and Director	2021
Alex Kelly	59	Chief Financial Officer	2021
Dario Scimeca	51	General Counsel and Secretary	2019
Jeff Smith, Ph.D.	53	Chief Research Officer	2022

See page 11 of this Proxy Statement for the biography of Michael Amoroso.

Alex Kelly Chief Financial Officer
Alex Kelly has served as our Chief Financial Officer since May 2021. He was previously our interim Chief Financial Officer from January 2021 to May 2021 and our Chief Corporate Affairs Officer from October 2020 to January 2021.

CAREER HIGHLIGHTS
Allergan plc
Mr. Kelly joined Precision from Allergan plc (“Allergan”), a pharmaceutical company, where, from April 2015 to May 2020, he served as Executive Vice President, Corporate Affairs and Chief Communications Officer of Allergan and President of The Allergan Foundation. In these roles, Mr. Kelly developed internal and external messaging that shaped the company culture and supported several successful company transformations including the merger with AbbVie, Inc. Previously, Mr. Kelly served as Senior Vice President, Chief Integration Officer for Actavis plc (now Allergan) where he led back-to-back integration efforts for both the acquisition of Forest Laboratories, LLC (“Forest Labs”) and Allergan.

Forest Labs
Prior to Allergan, Mr. Kelly was Senior Vice President, Chief Communications Officer, Public Affairs and Investor Relations at Forest Labs where he built a consolidated corporate communications and investor relations team and led integration efforts.

QUALIFICATIONS
Mr. Kelly has held additional roles at Bausch + Lomb, Merck, Schering-Plough, Novartis, Pharmacia, and Pharmacia & Upjohn. Previously, Mr. Kelly was the Chair of the HealthCare Institute of New Jersey and the Vice Chair of the California Life Sciences Association. He earned his Bachelor of Science in Pharmacy from Purdue University.

Dario Scimeca General Counsel and Secretary
Dario Scimeca has served as our General Counsel and Secretary since June 2019. Prior to joining us, Mr. Scimeca served in various roles for Genentech, a biotechnology company and U.S. affiliate of Roche, from January 2013 to June 2019, including most recently as Assistant General Counsel, where he counseled on legal issues associated with the development and commercialization of multiple oncology and rare disease products.

CAREER HIGHLIGHTS
Elan Pharmaceuticals
Prior to Precision, he was corporate counsel at Elan Pharmaceuticals where he, among other things, oversaw FDA and EMA regulatory compliance matters.

Prior to Elan, Mr. Scimeca practiced law at Cooley LLP and the Heller Ehrman Venture Law Group.

QUALIFICATIONS
Mr. Scimeca has previously worked in both corporate transactional law and patent litigation at three national law firms. He received a B.S. from Santa Clara University and his J.D. from the University of California, Berkeley, School of Law, and he clerked for Judge James L. Dennis on the United States Fifth Circuit Court of Appeals in New Orleans, Louisiana.

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Jeff Smith Chief Research Officer
Jeff Smith, Ph.D., a co-founder of Precision, has been our Chief Research Officer since September 2022. Dr. Smith served as our Chief Scientific Officer from our inception in 2006 and remained in that position until 2019 when he transitioned to serve as our Chief Technology Officer until September 2022.

CAREER HIGHLIGHTS
Duke University
Specializing in protein engineering at Duke University, Dr. Smith helped create the foundation for Precision’s ARCUS genome editing technology.

QUALIFICATIONS
Dr. Smith attended Franklin and Marshall College where he obtained an undergraduate degree in Chemistry and Biology. Dr. Smith is one of the true pioneers in genome editing and has made some of the key observations that led to the first successful engineered editing nucleases. He received his graduate degree in Biochemistry, Cellular, and Molecular Biology from Johns Hopkins University while developing and characterizing custom nucleases for genome engineering. He is an inventor on more than 75 foundational, issued patents involving the production and use of genome editing tools.

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Corporate Governance
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance” section of the “Investors” page of our website located at www.precisionbiosciences.com, or by writing to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina, 27701. Among the topics addressed in our Corporate Governance Guidelines are:

Board size, independence and qualifications
Executive sessions of independent directors
Board leadership structure
Selection of new directors
Director orientation and continuing education
Limits on board service
Change of principal occupation
Term limits
Director responsibilities
Director compensation

Stock ownership
Board access to senior management
Board access to advisors
Board self-evaluations
Board meetings
Meeting attendance by directors and non-directors
Meeting materials
Board committees, responsibilities and independence
Succession planning
Risk management

Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chairperson of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment by the independent directors of a lead independent director (the “Lead Director”). The Lead Director’s responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairperson of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chief Executive Officer and Chairperson of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chairperson of the Board qualifies as independent, the Chairperson of the Board may serve as Lead Director.
The positions of our Chair of the Board and our Chief Executive Officer and President are currently served by two separate persons. Mr. Buehler serves as Chair of the Board, and Mr. Amoroso serves as our Chief Executive Officer and President. In his capacity as the independent Chair of the Board, Mr. Buehler performs the functions of the Lead Director.
At this time, the Board believes that our current leadership structure of Chief Executive Officer and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the Chief Executive Officer and President’s responsibility for the strategic direction, day-to day-leadership and performance of our Company and the Chair of the Board’s responsibility to guide overall strategic direction of our Company and provide oversight of our corporate governance and guidance to our Chief Executive Officer and President and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.

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Director Independence
Under our Corporate Governance Guidelines and the applicable Nasdaq Stock Market LLC (“Nasdaq”) rules (the “Nasdaq rules”), a director is not independent unless the Board affirmatively determines that he or she does not have a relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. In addition, the director must not be precluded from qualifying as independent under the per se bars set forth by the Nasdaq rules.
Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Melinda Brown, Kevin J. Buehler, Geno Germano, or Shari Lisa Piré, representing four of our five directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq rules. Stanley R. Frankel, M.D. was considered an independent director until he and the Company entered into a consulting agreement in June 2025 as the Company’s interim medical monitor.
In making this determination, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.
Board Committees
Our Board of Directors has four standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee, the nominating and corporate governance committee and the science and technology committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Science and Technology Committee
Melinda Brown	Chair	X	—	—
Kevin J. Buehler	X	—	X	—
Stanley R. Frankel, M.D.	—	—	—	Chair
Geno Germano	X	Chair	—	X
Shari Lisa Piré	—	X	Chair	—

Audit Committee
Our audit committee is responsible for, among other things:
•	appointing, approving the compensation of, and assessing the independence of, our registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures, including our earnings press releases;

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•	considering whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K;
•	coordinating our Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•	discussing our risk management policies, risk assessment and risk management related to financial, cybersecurity and information security risks;
•	reviewing and approving or ratifying “related person transactions” in accordance with the Company’s Related Person Transaction Policy;
•	overseeing our policies and strategies with respect to environmental, sustainability and social matters that may have a material impact on our financial statements or finance-related initiatives;
•	meeting independently with our internal auditing staff, if any, independent registered public accounting firm and management;
•
pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the audit committee report required by SEC rules.
Our audit committee currently consists of Melinda Brown, Kevin J. Buehler and Geno Germano, with Ms. Brown serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. Our Board of Directors has affirmatively determined that each member of our audit committee qualifies as “independent” under Nasdaq’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable to audit committee members. In addition, our Board of Directors has determined that each of Ms. Brown, Mr. Buehler and Mr. Germano qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our compensation committee is responsible for, among other things:
•	reviewing and approving, or recommending for approval by the Board of Directors, the compensation of our Chief Executive Officer and our other senior officers;
•	reviewing and approving, or making recommendations to the Board regarding, incentive compensation and equity-based plans and arrangements;
•	overseeing and administering our incentive and equity-based plans;
•	reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required;
•	preparing the annual compensation committee report required by SEC rules, to the extent required;
•	reviewing our compensation policies and practices and assessing whether such policies and practices are reasonably likely to have a material adverse effect on us by encouraging excessive risk-taking;
•	assisting the Board in its oversight of risk management in areas affecting or related to our executive compensation plans and arrangements; and
•	reviewing and making recommendations to our Board of Directors with respect to holding annual, biennial or triennial advisory stockholder votes regarding executive compensation.

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Our compensation committee currently consists of Geno Germano, Melinda Brown, and Shari Lisa Piré, with Mr. Germano serving as chair. Our Board of Directors has determined that each member of our compensation committee qualifies as “independent” under Nasdaq’s additional standards applicable to compensation committee members and is a “non-employee director” as defined in Section 16b-3 of the Exchange Act.
The compensation committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the compensation committee’s charter, the compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable Nasdaq rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the compensation committee.
Compensation Consultants
The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Aon as its independent outside compensation consultants.
As requested by the compensation committee, in 2025, Aon’s services to the compensation committee included analyzing benchmarking data with respect to our executives’ overall individual compensation and providing information regarding current trends and developments in executive compensation, and equity-based awards.
All executive compensation services provided by Aon during 2025 were conducted under the direction or authority of the compensation committee, and all work performed by Aon was pre-approved by the compensation committee. Neither Aon nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by Aon raised any conflict of interest for services performed during 2025 and determined that it did not.
Additionally, during 2025, a subsidiary of Aon served as broker for our directors and officers insurance policy. The aggregate fees incurred with Aon in 2025 for determining or recommending the amount or form of executive and director compensation were $10,675, and the aggregate fees paid to the Aon subsidiary in 2025 in connection with serving as broker for our directors and officers insurance policy were $200,000. The engagement of the Aon subsidiary to serve as broker for our directors and officers insurance policy was recommended by management and approved by the Board.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board consistent with the criteria approved by the Board;
•	recommending to our Board the persons to be nominated for election as directors and to each committee of the Board;
•
developing and recommending to our Board of Directors corporate governance guidelines, and reviewing and recommending to our Board of Directors proposed changes to our corporate governance guidelines from time to time;

•	overseeing periodic assessments of our Board of Directors and its committees; and
•	assisting the Board in its oversight of risk management in areas affecting or related to Board organization, membership and structure, and corporate governance.
Our nominating and corporate governance committee currently consists of Kevin J. Buehler and Shari Lisa Piré, with Ms. Piré serving as Chair. Our Board has determined that each member of our nominating and corporate governance committee qualifies as “independent” under applicable Nasdaq rules applicable to nominating and corporate governance committee members.

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Science and Technology Committee
Our science and technology committee is responsible for, among other things:
•	reviewing and advising the Board regarding our overall strategic direction and investment in research and development (“R&D”) and technological and scientific initiatives;
•	identifying and solving for significant and emerging trends, challenges and problems applicable to the Company’s science and technology;
•	evaluating and providing input to the Board and management regarding our R&D programs and scientific initiatives;
•	assisting the Board in its oversight of our risk management in areas affecting or related to our R&D, technology and intellectual property;
•	reviewing and advising the Board and management on the overall intellectual property strategy of the Company;
•
providing governance oversight, including high level assessment of sufficiency and capability of resources and alignment on program metrics, key performance indicators and timing to assess progress against established program objectives;

•	reviewing new technology in which the Company is, or is considering, investing;
•	reviewing the efficacy and safety profile of new products before they are launched; and
•	assisting the Board and management in scientific and R&D aspects and relevant business implications of the Company’s acquisitions, transactions and other business development activities.
Our science and technology committee currently consists of Stanley R. Frankel, M.D. and Geno Germano, with Dr. Frankel serving as chair.
Board and Board Committee Meetings and Attendance
During the fiscal year ended December 31, 2025, our Board of Directors met eight times; the audit committee met four times; the compensation committee met six times; the nominating and corporate governance committee met two times; and the science and technology committee met four times. During the fiscal year ended December 31, 2025, each incumbent director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served, during the period in which he or she served as a director.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. Each executive session of the independent directors are presided over by the Chair of the Board, if the Chair of the Board qualifies as independent, or by the lead director, if the Chair of the Board does not qualify as independent.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All directors attended our annual meeting of stockholders held in 2025.

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Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee may take into account many factors, including personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience, gender identification or identification as an underrepresented minority or as LGBTQ+; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidates, other personal and professional pursuits, the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We consider diversity, such as gender, race, ethnicity and membership of an underrepresented communities, among those meaningful factors in identifying and considering director nominees, but do not have a formal diversity policy. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and background in these various areas.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
Ms. Brown and Mr. Germano, the director nominees to be elected at the Annual Meeting, were each initially recommended for reelection to our Board by other members of the Board serving at the time and by members of management.
In determining to nominate each director nominee at this Annual Meeting, the nominating and corporate governance committee and Board evaluated each nominee in accordance with our standard review process for director candidates in connection with a director’s initial appointment and his or her nomination for election or re-election, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy

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statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701. All recommendations for director nominations received by the General Counsel and Secretary that satisfy our Bylaw requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Diversity
Our Board of Directors believes that a diverse board is better able to effectively oversee our management and strategy, and position us to deliver long-term value for our stockholders. Our Board of Directors considers diversity, including gender and ethnic diversity, as adding to the overall mix of perspectives of our Board of Directors as a whole. With the assistance of the nominating and corporate governance committee, our Board of Directors regularly reviews trends in board composition, including on director diversity.
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee, nominating and corporate governance committee, and science and technology committee. Each of the committees regularly reports to the Board.
The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with financial and reporting related legal and regulatory requirements and discussing the Company’s policies with respect to risk assessment and risk management, financial, cybersecurity and information security risks. Through its regular meetings with management, including the finance, legal, tax and information technology functions, the audit committee reviews and discusses financial, cybersecurity and information security risks. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management. Our science and technology committee supports the Board in its oversight of our risk management involving areas affecting or related to our R&D, technology and intellectual property.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the Corporate Governance section of the Investors page of our website located at www.precisionbiosciences.com, or by writing to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.

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Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller or persons performing similar functions. Our Code of Conduct is available under the Corporate Governance section of the Investors page of our website at www.precisionbiosciences.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq rules concerning any amendments to, or waivers of, any provisions of our Code of Conduct.
Insider Trading and Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy (the “Insider Trading Policy”), which applies to all of our directors, officers and employees. Our Insider Trading Policy prohibits any person subject to the policy from engaging in any transaction involving any of our securities during any period in which he or she possesses material nonpublic information concerning the Company, subject to certain exceptions set forth in the policy, and from making improper disclosure of material nonpublic information concerning the Company to others. Our Insider Trading Policy also prohibits our directors, officers and employees from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities. All such transactions involving our equity securities, whether such securities were granted as compensation or are otherwise held, directly or indirectly, are prohibited. Our Insider Trading Policy has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
Clawback Policy
Our Board of Directors has adopted a Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), which applies to incentive-based compensation that is erroneously awarded to any current or former executive officers within the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement. The Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The compensation committee has sole discretion to determine the manner of recovery under the Clawback Policy. Our Clawback Policy has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina, 27701. The General Counsel and Secretary will forward the communication to the appropriate director or directors as appropriate.

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Executive Compensation
Overview
This section discusses the material components of our 2025 compensation program for our principal executive officer and next two most highly compensated executive officers who are named in the Summary Compensation Table below. These “named executive officers” and their positions are:
•	Michael Amoroso, President, Chief Executive Officer and Director;
•	Alex Kelly, Chief Financial Officer; and
•	Dario Scimeca, General Counsel and Secretary
The compensation committee determined and the Board of Directors approved that the Company had achieved a corporate goal attainment of up to 115% on the Company’s 2025 scorecard. The Company achieved notable advancements during 2025 in a number of key functions, including clinical development, non-clinical research and development, and raising additional capital, extending our expected cash runway. Highlights of our strong 2025 performance included:
•
PBGENE-HBV Phase 1 data featured as a late breaker presentation at the American Association for the Study of Liver Diseases (AASLD), showing safety, tolerability and cumulative, dose-dependent antiviral activity.

•
Strong Phase 1 ELIMINATE-B trial execution for PBGENE-HBV with 13 patients dosed across first 5 cohorts as of March 12, 2026 with additional data updates expected at medical conferences throughout 2026.

•
Investigational New Drug filing for PBGENE-DMD by year-end 2025 enabling IND clearance in early 2026, as well as commencement of investigational review board process and site activation activities for the Phase 1/2 FUNCTION-DMD trial with data from multiple patients expected by year-end 2026.

•	Raised $75 Million in November 2025 with participation from existing and new investors, extending our expected cash runway through multiple clinical inflection points between 2026 and the end of 2028.
•	Retained key employees and recorded a lower voluntary turnover rate than industry average.
Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years presented:

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All other compensation ($)	Total ($)
Michael Amoroso President, Chief Executive Officer and Director	2025	650,875	451,294	1,025,086	62,212(3)	2,189,467
	2024	635,000	400,050	3,216,563	59,301	4,310,914
Alex Kelly Chief Financial Officer	2025	472,525	222,220	417,060	22,311(4)	1,134,116
	2024	461,000	191,776	1,222,005	18,606	1,893,387
Dario Scimeca General Counsel and Secretary	2025	445,875	193,558	252,000	20,208(5)	911,641

(1)
The amounts reported for 2025 represent bonuses based upon our compensation committee’s assessment of the achievement of company and individual performance objectives for 2025, which were paid in January 2026.

(2)
The amounts reported reflect the grant date fair value of restricted stock units based on the closing stock price in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”), rather than the amounts paid to or realized by the named individual. The weighted-average fair value of the restricted stock units granted in 2025 was $5.04/share for the 203,390 shares granted to

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Mr. Amoroso, $5.04/share for the 82,750 shares to Mr. Kelly, and $5.04/share for the 50,000 shares to Mr. Scimeca. The restricted stock units vest in substantially equal installments on each of the first three anniversaries of the vesting commencement date and upon vesting will be reflected in the Company’s common stock outstanding. Stock awards to the PEO and our other NEOs are based on objective performance and corporate goals and benchmarked against our peer companies by our compensation committee and its independent outside compensation consultant, Aon. Stock awards are granted from the Company’s 2019 Incentive Award Plan and designed for remuneration for employees to incentivize multiple years of performance and broader alignment with shareholder interests consistent with standard industry practice.
(3)	The amount reported represents 401(k) matching contributions of $2,119, temporary housing reimbursements of $54,904, and supplemental disability insurance premiums of $5,189.
(4)	The amount reported represents 401(k) matching contributions of $15,218 and supplemental disability insurance premiums of $7,093.
(5)	The amount reported represents 401(k) matching contributions of $14,504 and supplemental disability insurance premiums of $5,704.
Narrative Disclosure to Summary Compensation Table
Annual Base Salaries
Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. The following table shows the annual base salaries for 2024 and 2025 for our named executive officers:

Name	2024 Base Salary ($)	2025 Base Salary ($)
Michael Amoroso	635,000	654,050
Alex Kelly	461,000	474,830
Dario Scimeca	—	448,050

Bonuses
In addition to base salaries, our named executive officers are eligible to receive annual cash bonuses. The 2025 annual bonus for Mr. Amoroso was entirely based on the achievement of company goals. The 2025 annual bonuses for Mr. Kelly and Mr. Scimeca were determined based on an allocation of 80% related to the achievement of company goals and 20% individual performance. The company goals for 2025 cash bonuses related to attaining certain clinical and non-clinical milestones, as well as financial and administrative achievements. The compensation committee determined and our Board of Directors approved the corporate goal attainment for 2025 was up to 115% based on exceeding corporate operational goals such as achieving the release of key clinical data for PBGENE-HBV, completion of nonclinical studies for PBGENE-DMD, as well as the extension of the Company’s expected cash runway. The individual goals for Mr. Kelly and Mr. Scimeca generally related to performance in the applicable functions for which the executive is responsible. The 2025 target bonus amounts for Mr. Amoroso, Mr. Kelly, and Mr. Scimeca were 60%, 40% and 40% of base salary, respectively. The actual bonus amounts paid to our named executive officers for 2025 are set forth above in the 2025 Summary Compensation Table in the column entitled “Bonus.”
Equity Compensation
Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used grants of stock options and restricted stock units (“RSUs”) for this purpose. The use of options and RSUs also can provide tax and other advantages to our executive officers relative to other forms of equity compensation. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

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We award stock options and RSUs broadly to our employees, including to our non-executive employees. Grants to our executives are made at the discretion of our compensation committee and our Board of Directors and are not made at any specific time period during a year. Our compensation committee and our Board of Directors consider whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing and terms of options and RSUs and generally does not time the grant of stock options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.
We granted the following RSUs to our named executive officers during 2025:

Named executive officers	RSUs Granted
Michael Amoroso	203,390
Alex Kelly	82,750
Dario Scimeca	50,000

See the “Outstanding Equity Awards at 2025 Fiscal Year-End” table below for a description of the vesting schedules applicable to these awards.
Retirement Plans
We currently maintain the Precision BioSciences, Inc. 401(k) Plan, a defined contribution retirement savings plan (the “401(k) Plan”), for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. The Internal Revenue Code of 1986, as amended, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) Plan. In 2025, we matched participants’ elective salary deferral contributions to the 401(k) Plan up to 100% of the first 4% of the employee’s salary deferred. Matching contributions made by us vest immediately. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Employee Benefits and Perquisites
Our named executive officers are eligible to participate in our employee benefit plans and programs, which include medical, dental and vision benefits, health and flexible spending accounts, life, short-term, long-term and supplemental individual disability, and supplemental insurance and wellness and tuition reimbursement to the same extent as our other full-time employees generally, subject to the terms and eligibility requirements of those plans. We also provide Mr. Amoroso, Mr. Kelly, and Mr. Scimeca, along with certain other executive officers and senior employees, with certain supplemental disability insurance benefits. From time to time, we also provide relocation benefits to our named executive officers as determined in our Board’s discretion. Mr. Amoroso is also entitled to reimbursement for temporary housing expenses.

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Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each of our named executive officers as of December 31, 2025.

	Option awards					Stock Awards
Name	Vesting Commencement Date	Number of shares underlying unexercised options (#) exercisable	Number of shares underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares that have not vested(2)	Market value of shares that have not vested ($)(3)
Michael Amoroso	10/15/2021	28,333	—	293.70	10/15/2031	—	—
	10/15/2022	6,250	2,083	41.40	10/24/2032	—	—
	1/20/2023	—	—	—	—	8,888	36,974
	1/20/2024	—	—	—	—	74,138	308,414
	1/20/2024	—	—	—	—	138,842	577,583
	2/17/2025	—	—	—	—	203,390	846,102
Alex Kelly	1/20/2023	—	—	—	—	3,888	16,174
	1/20/2024	—	—	—	—	27,801	115,652
	1/20/2024	—	—	—	—	53,150	221,104
	2/17/2025	—	—	—	—	82,750	344,240
Dario Scimeca	1/20/2023	—	—	—	—	1,978	8,228
	1/20/2024	—	—	—	—	16,850	70,096
	1/20/2024	—	—	—	—	29,815	124,030
	2/17/2025	—	—	—	—	50,000	208,000

(1)
The options vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and in substantially equal installments at the end of each successive three-month period over the following 36 months.

(2)	The RSUs vest in substantially equal installments on each of the first three anniversaries of the vesting commencement date.
(3)	The amounts shown are determined by multiplying the shares shown by the closing price of our common stock on December 31, 2025 of $4.16.

Precision BioSciences, Inc.	42	2026 Proxy Statement

Employment Agreements
We have entered into employment agreements with each of our named executive officers that set forth the terms and conditions of each executive’s employment with us.
Each employment agreement establishes an annual base salary and target bonus opportunity for each named executive officer. The amounts in effect during 2025 are described above under the headings “Annual Base Salaries” and “Bonuses”. The named executive officers are eligible to participate in our medical, dental and disability insurance, the 401(k) Plan, personal leave and other employee benefit plans and programs for which the named executive officer is eligible, subject to the terms and conditions of such plans and programs.
Each named executive officer’s employment agreement and employment are terminable by either the named executive officer or us without cause on 30-days’ written notice. As of December 31, 2025, in the event that a named executive officer’s employment was terminated by us without cause or by the executive for good reason, in each case as defined in the employment agreements, then in addition to payment of any accrued amounts and subject to such named executive officer’s timely executing a release of claims and continuing to comply with obligations under his proprietary information agreement, he would have been entitled to receive (a) (1) base salary continuation for 18 months plus 1.5 times his target bonus payable in lump sum, and (2) reimbursement for additional costs the executive incurs for continued coverage under our group health insurance under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”), for up to 18 months in the case of Mr. Amoroso and (b) (1) base salary continuation for 12 months plus 1.0 times his target bonus payable in lump sum, and (2) reimbursement for additional costs the executive incurs for continued coverage under our group health insurance under COBRA, for up to 12 months, in the case of Mr. Kelly and Mr. Scimeca.
In lieu of the foregoing, the employment agreements provide that, in the event a named executive officer’s employment was terminated by us without cause or by the named executive officer for good reason within 12 months after the occurrence of a change in control or three months prior to a change in control, then, in lieu of the foregoing and subject to his timely execution of a release of claims and continuing to comply with obligations under his proprietary information agreement, such named executive officer would have been entitled to (1) a lump sum payment equal to, in the case of Mr. Amoroso, 24 months of his then current base salary plus two times his target bonus, and in the case of Mr. Kelly and Mr. Scimeca, 18 months of base salary plus 1.5 times target bonus, (2) reimbursement for the additional costs the executive incurs for continued coverage under our group health insurance under COBRA for up to 18 months in the case of Mr. Amoroso, Mr. Kelly and Mr. Scimeca and (3) accelerated vesting of all unvested time-based equity grants. The employment agreements also include a requirement to fund the cash severance and expenses in an escrow account.
Under the separate proprietary information, inventions, non-competition and non-solicitation agreement with each of Mr. Amoroso, Mr. Kelly and Mr. Scimeca, referred to as the proprietary information agreement above, each named executive officer has agreed to refrain from competing with us or soliciting our employees, independent contractors, customers or suppliers, in each case, while employed and following the termination of his employment for any reason for a period of one year, or, for Mr. Amoroso, 18 months if his termination occurs within 12 months after a change in control. Each named executive officer has acknowledged our ownership rights in any intellectual property and assigned any such ownership rights to us.

Precision BioSciences, Inc.	43	2026 Proxy Statement

Director Compensation
2025 Restricted Stock Units to Non-Employee Directors
We granted the following RSUs to our non-employee directors during 2025:

Non-Employee Director	RSUs Granted
Melinda Brown	21,000(1)
Kevin J. Buehler	21,000(1)
Stanley R. Frankel M.D.	21,000(1)
Geno Germano	21,000(1)
Shari Lisa Piré	21,000(1)

(1)	Represents annual RSUs granted to non-employee directors under our non-employee director compensation program.
Non-Employee Director Compensation Policy
We maintain a compensation program for our non-employee directors under which each non-employee director is eligible to receive the following amounts for their services on our Board of Directors:
•
Upon the director’s initial election or appointment to our Board of Directors, either (i) an option to purchase the Company’s common stock having an aggregate grant date fair value (as determined under the policy) in an amount determined by the Board, or (ii) a number of restricted stock units determined by dividing the aggregate value of the initial RSUs, as determined by the Board, by the fair market value of a share of our common stock on the date of grant;

•
If the director has served on our Board of Directors for at least six months as of the date of an annual meeting of stockholders and will continue to serve as a non-employee director immediately following such meeting, a number of restricted stock units on the date of such annual meeting determined by dividing the aggregate value of the annual RSUs, as determined by the Board, by the fair market value of a share of the Company’s common stock on the date of the annual meeting;

•	An annual director fee of $72,500 for the Chair of the Board and $40,000 for directors other than the chair;
•	If the director serves on a committee of our Board of Directors, an additional annual fee as follows:
•	Chair of the audit committee, $15,000;
•	Audit committee member other than the chair, $7,500;
•	Chair of the compensation committee, $12,250;
•	Compensation committee member other than the chair, $6,000;
•	Chair of science & technology committee, $12,250;
•	Science & technology committee member other than the chair, $6,000;
•	Chair of the nominating and corporate governance committee, $8,250; and
•	Nominating and corporate governance committee member other than the chair, $4,500.
Director fees under the program are payable in arrears in four equal quarterly installments not later than the fifteenth day following the final day of each calendar quarter, provided that the amount of each payment will be prorated for any portion of a quarter that a director is not serving on our Board.
Stock options granted to our non-employee directors under the program have an exercise price equal to the fair market value of our common stock on the date of grant and expire not later than ten years after the date of grant.

Precision BioSciences, Inc.	44	2026 Proxy Statement

Equity awards granted upon a director’s initial election or appointment vest, with respect to stock options, in 36 substantially equal monthly installments following the date of grant or, with respect to RSUs, in 12 substantially equal quarterly installments following the date of grant. The stock options or RSUs granted annually to directors vest in a single installment on the earlier of the day before the next annual meeting or the first anniversary of the date of grant. In addition, all unvested stock options and RSUs vest in full upon the occurrence of a change in control.
2025 Director Compensation
The following table sets forth the compensation earned by our non-employee directors during 2025:

Name	Fees earned ($)	Stock awards ($)(1)	All other compensation ($)	Total ($)
Melinda Brown	55,000	108,150	—	163,150
Kevin J. Buehler	84,500	108,150	—	192,650
Stanley R. Frankel M.D.	52,250	108,150	173,800(2)	334,200
Geno Germano	65,750	108,150	—	173,900
Shari Lisa Piré	54,250	108,150	—	162,400

(1)
The amounts reported reflect the grant date fair value of restricted stock units based on the closing stock price in accordance with ASC 718, rather than the amounts paid to or realized by the named individual.

(2)
Represents cash compensation earned by Dr. Frankel under a consulting agreement entered into on June 23, 2025. The consulting agreement provides for (i) a cash retainer of $33,000 per month in exchange for 40 hours of certain services per month through December 31, 2025, and (ii) the flat rate of eight hundred twenty five dollars ($825) per hour for additional time spent performing such services. Under the consulting agreement, Dr. Frankel is to provide the Company with such consulting, advisory and related services as may reasonably be requested through June 30, 2026 unless the consulting agreement is extended by mutual agreement or earlier terminated. The consulting agreement has been filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025.

The table below shows the aggregate numbers of option awards and RSUs held as of December 31, 2025 by each non-employee director who was serving as of December 31, 2025.

	Option Awards		Stock Awards
Name	Number of securities underlying unexercised options (#) vested	Number of securities underlying unexercised options (#) unvested	Shares that have not vested
Melinda Brown	—	—	21,000
Kevin J. Buehler	—	—	21,000
Stanley R. Frankel M.D.	—	—	21,000
Geno Germano	—	—	21,000
Shari Lisa Piré	—	—	21,000

Precision BioSciences, Inc.	45	2026 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our NEOs and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC. The disclosure does not necessarily reflect value actually realized by the NEOs or how the Compensation Committee evaluates compensation decisions in light of Company or individual performance. Refer to the Executive Compensation - Overview section for a discussion of the Company's performance in 2025.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)	Average Summary Compensation Table Total for Non-PEO NEO(1)	Average Compensation Actually Paid to Non-PEO NEO(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(3)	Net Income (Loss) (Thousands $)(4)
2025	$2,189,467	$2,257,912	$1,022,879	$1,039,899	$11.65	($45,724)
2024	$4,310,914	$2,003,459	$1,671,263	$961,606	$10.67	$7,167
2023	$2,039,280	($206,557)	$997,179	$390,003	$30.67	($61,319)

(1)
Summary Compensation Table amounts reported include the fair value of stock grants calculated in accordance with ASC 718, rather than the cash amounts paid to or realized by the named individual. Mr. Amoroso served as our principal executive officer (“PEO”) for the full year in 2023, 2024 and 2025. The Non-PEO Named Executive Officers (the “Non-PEO NEOs”) include the following individuals: for fiscal year 2025, Mr. Kelly and Mr. Scimeca, for fiscal year 2024, Mr. Kelly and Dr. Smith, and for fiscal year 2023, Mr. Kelly and Dr. List.

(2)
The following amounts were deducted from or added to the Summary Compensation Table total compensation in accordance with the SEC-mandated adjustments to calculate compensation actually paid to our PEO and average compensation actually paid to our Non-PEO NEOs for 2024 and 2025:

PEO Summary Compensation Table Total to Compensation Actually Paid Reconciliation

Fiscal Year	2023	2024	2025
Summary Compensation Table Total	$2,039,280	$4,310,914	$2,189,467
- Grant Date Fair Value of Stock Awards Granted in Fiscal Year as reported in the Summary Compensation Table for Applicable Fiscal Year	($967,976)	($3,216,563)	($1,025,086)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	$291,993	$1,217,219	$846,102
+/- Change in Fair Value as of Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	($1,139,232)	($286,857)	$77,654
+/- Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($430,622)	($21,254)	$182,795
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	($13,020)
Compensation Actually Paid	($206,557)	$2,003,459	$2,257,912

Non-PEO NEO Average Summary Compensation Table Total to Average Compensation Actually Paid Reconciliation

Fiscal Year	2023	2024	2025
Summary Compensation Table Total	$997,179	$1,671,263	$1,022,879
- Grant Date Fair Value of “Stock Awards” Granted in Fiscal Year as reported in the Summary Compensation Table for Applicable Fiscal Year	($320,638)	($1,015,474)	($334,530)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Fiscal Year	$96,722	$383,724	$276,120
+/- Change in Fair Value as of Fiscal Year-End of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	($284,539)	($74,832)	$24,618
+/- Change in Fair Value as of Vesting Date of Equity Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($98,721)	($3,075)	$51,904
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	($1,092)
Compensation Actually Paid	$390,003	$961,606	$1,039,899

Precision BioSciences, Inc.	46	2026 Proxy Statement

(3)
Cumulative Total Shareholder Return (“TSR”) is the calculated difference between our share price at the end and the beginning of the applicable measurement period, and our share price at the beginning of the measurement period. To perform this calculation, we assume a $100 investment on December 31, 2023.

(4)	The dollar amount reported represents the amount of net income (loss) reflected in our audited financial statements for the applicable year.
Relationship of Compensation Actually Paid and Our Total Shareholder Return
The Summary Compensation Table (“SCT”) total for our PEO and compensation actually paid (“CAP”) to our PEO was relatively aligned for 2025. For 2024 and 2023, CAP to our PEO was markedly less than the SCT total. This was largely a result of the fluctuations in our stock price, which is directly linked to CAP, as well as total shareholder return (“TSR”). Use of the term “compensation actually paid” is required by the SEC’s rules and, as a result of the calculation methodology required by the SEC, such amounts differ from “total” compensation reported in the Summary Compensation Table for the applicable fiscal year actually earned, realized or received by the NEOs.
CAP to our PEO and the average of the CAP to our other NEOs and TSR was relatively aligned from 2024 to 2025. Consistent with leading peers in the research and development stage gene editing industry, there was not consistent alignment between CAP and TSR from 2023 to 2024.
Although we are not required to report peer group TSR as a smaller reporting company, for the three year period from December 31, 2023 to December 31, 2025, our TSR was consistent with the range of TSR of other leading research and development stage gene editing peers, including Editas Medicine, Inc., Prime Medicine, Inc., Verve Therapeutics, Inc., Sangamo Therapeutics, Inc., Intellia Therapeutics, Inc., and Metagenomi, Inc. (whose initial public offering closed in February 2024). This suggests that our TSR, consistent with the TSR of these peer companies, was primarily driven by the stock performance of non-commercial revenue generating companies in the gene editing sector rather than our operational performance.
Relationship of Compensation Actually Paid and Our Net Income
We are a clinical stage company focused on bringing two gene editing therapies for high unmet need diseases to patients. It is common for pre-commercial revenue biotechnology companies like ours to be in a net loss position. As previously noted, we evaluate and base our executive compensation in alignment with industry benchmarks as determined by compensation consultants engaged by the compensation committee. Accordingly, there is not a consistent relationship between CAP to our PEO and the average of the CAP to our other NEOs and net income from 2024 to 2025. CAP to our PEO and the average of the CAP to our other NEOs increased from 2024 to 2025 in general alignment with an increase in net income from 2023 to 2024, which was primarily driven by recognition of collaboration and licensing revenue.

Precision BioSciences, Inc.	47	2026 Proxy Statement

Equity Compensation Plan Information
The following table provides information on our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Stockholders(1)	1,675,127(3)	$237.21(5)	44,133(6)
Equity Compensation Plans Not Approved by Stockholders(2)	117,799(4)	$114.69	973,001
Total	1,792,926	$351.90	1,017,134

(1)	Consists of the Company’s 2015 Stock Incentive Plan, as amended (the “2015 Plan”), 2019 Incentive Award Plan (the “2019 Plan”) and 2019 Employee Stock Purchase Plan (the “2019 ESPP”).
(2)
Consists of the Company’s 2021 Employment Inducement Incentive Award Plan, as amended (the “Inducement Plan”). The Inducement Plan was adopted in accordance with Nasdaq Rule 5635(c)(4), which provides an exemption in certain circumstances for awards granted as an inducement material to an individual entering employment with the company.

(3)
Includes 25,764 outstanding options to purchase shares of our common stock under the 2015 Plan, 44,374 outstanding options to purchase shares of our common stock under the 2019 Plan and 1,604,989 outstanding RSUs under the 2019 Plan. Excludes purchase rights accruing under the 2019 ESPP.

(4)	Includes 98,855 outstanding options to purchase shares of our common stock under the Inducement Plan and 18,944 outstanding RSUs under the Inducement Plan.
(5)
As of December 31, 2025, the weighted-average exercise price of outstanding options under the 2015 Plan was $303.65 and under the 2019 Plan was $198.64. The calculation does not take into account shares of common stock subject to outstanding restricted stock units under the 2019 Plan, which do not have an exercise price.

(6)
Represents 44,133 shares available for future issuance under the 2019 ESPP (of which 23,233 shares were issued with respect to the purchase period in effect as of December 31, 2025, which ended February 28, 2026). The 2019 Plan provides for an annual increase on the first day of each calendar year beginning on January 1, 2020 and ending on and including January 1, 2029 equal to the lesser of (A) 4% of the aggregate number of shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by the board. The number of shares available for issuance under the 2019 ESPP will be annually increased on the first day of each calendar year beginning on January 1, 2020 and ending on and including January 1, 2029, by an amount equal to the lesser of (A) 1% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares of common stock as determined by the board. Additionally, following the effective date of the 2019 Plan, we ceased making grants under the 2015 Plan. To the extent outstanding stock options under the 2015 Plan are forfeited or lapse unexercised, the shares of common stock subject to such stock options will be available for issuance under the 2019 Plan.

Precision BioSciences, Inc.	48	2026 Proxy Statement

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of March 25, 2026 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock outstanding;
•	each of our directors;
•	each of our named executive officers for 2025; and
•	all of our directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 25,803,199 shares of our common stock issued and outstanding as of March 25, 2026. Shares of our common stock that a person has the right to acquire within 60 days of March 25, 2026 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
Octagon Capital Advisors(1)	2,328,485	9.0%
Empery Asset Management(2)	2,297,781	8.9%
Aberdeen Group(3)	2,138,603	8.3%
Bleichroeder Holdings(4)	1,900,000	7.4%
Named Executive Officers and Directors:
Michael Amoroso(5)	279,016	1.1%
Alex Kelly(6)	125,883	*
Dario Scimeca(7)	56,457	*
Kevin J. Buehler(8)	28,137	*
Geno Germano(9)	23,883	*
Melinda Brown(10)	23,346	*
Stanley R. Frankel, M.D.(11)	19,478	*
Shari Lisa Piré(12)	14,028	*
All executive officers and directors as a group (9 persons)(13)	702,426	2.7%

*	Represents less than 1%.
(1)
Based solely on information reported on a Schedule 13G filed on February 10, 2026, Octagon Capital Advisors LP, Octagon Investments Master Fund LP, and Ting Jia as the principal beneficial owner have shared voting power and shared dispositive power over 2,328,485 shares of our common stock. The 2,328,485 shares of common stock consist of (a) 1,917,995 shares of common stock plus (b) 410,490 shares of common stock issuable upon exercise of warrants. The business address of each of Octagon Capital Advisors LP, Octagon Investments Master Fund LP, and Ting Jia is 654 Madison Avenue, 21st Floor, New York, NY 10065.

Precision BioSciences, Inc.	49	2026 Proxy Statement

(2)
Based solely on information reported on a Schedule 13G filed on January 22, 2026, Empery Asset Management LP and Ryan M. Lane have shared voting power and shared dispositive power over 2,297,781 shares of our common stock. The 2,297,781 shares of common stock consist of (a) 2,194,635 shares of common stock plus (b) 103,146 shares of common stock issuable upon exercise of warrants. The business address of each of Empery Asset Management LP and Ryan M. Lane is 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(3)
Based solely on information reported on a Schedule 13G filed on January 27, 2026, Aberdeen Group plc and abrdn Inc. have shared voting power and shared dispositive power over 2,138,603 shares of our common stock. The business address of Abderdeen Group plc is 1 George Street, Edinburgh, United Kingdom EH2 2LL. The business address of abrdn Inc. is 1900 Market Street, Suite 200, Philadelphia, PA 19103.

(4)
Based solely on information reported on a Schedule 13G/A filed on February 13, 2026, Bleichroeder LP, Bleichroeder Holdings LLC, and Andrew Gundlach each have sole voting power and sole dispositive power over 1,900,000 shares of our common stock. The business address of each of Bleichroeder Holdings LP, Bleichroeder Holdings LLC, and Andrew Gundlach is 1345 Avenue of the Americas, 47th Floor, New York, NY 10105.

(5)	Consists of (a) 243,392 shares of common stock and (b) 35,624 shares of common stock underlying options exercisable within 60 days of March 25, 2026.
(6)	Consists of 125,883 shares of common stock.
(7)	Consists of 56,457 shares of common stock.
(8)	Consists of 28,137 shares of common stock.
(9)	Consists of 23,883 shares of common stock.
(10)	Consists of 23,346 shares of common stock.
(11)	Consists of 19,478 shares of common stock.
(12)	Consists of 14,028 shares of common stock.
(13)	Consists of (a) 664,461 shares of common stock, (b) 37,965 shares of common stock underlying options exercisable within 60 days of March 25, 2026.

Precision BioSciences, Inc.	50	2026 Proxy Statement

Delinquent 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership with the Securities and Exchange Commission. Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2025, all filing requirements were timely satisfied.
Certain Transactions With Related Persons
Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) or, if applicable, Item 404(d) of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 (or such other amount as applicable while we remain a smaller reporting company) and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Investors’ Rights Agreement
Prior to our initial public offering (“IPO”), we entered into an amended and restated investors’ rights agreement, as subsequently amended (the “investors’ rights agreement”), that provided rights to several of our holders. These rights generally terminated in connection with our IPO, except for certain registration rights with respect to the registrable securities held by them that survived until the fifth anniversary of our IPO. As previously reported, those party to the investors’ rights agreement included, among others, certain of our former directors, current and former executive officers, and former holders of more than 5% of our common stock.
Director and Officer Indemnification and Insurance
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs and expenses and have purchased directors’ and officers’ liability insurance.
Employment Agreements
We have entered into employment agreements with each of our executive officers, including our named executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

Precision BioSciences, Inc.	51	2026 Proxy Statement

Stock Options and Restricted Stock Unit Grants to Executive Officers and Directors
We have granted stock options and restricted stock units to our executive officers as more fully described in “Executive Compensation.”
Duke License
In April 2006, we entered into a license agreement (the “Duke License”) with Duke University (“Duke”), pursuant to which Duke granted us an exclusive license (subject to certain exceptions) under certain patents owned by Duke related to certain meganucleases and methods of making such meganucleases. The patents in-licensed by us from Duke pursuant to the Duke License claim inventions created by Dr. Smith and other inventors who are not currently affiliated with us.
Pursuant to Duke’s inventors’ policy, inventors of intellectual property invented at Duke, including Dr. Smith as an inventor of patents licensed to us under the Duke License, are entitled to a portion of the income derived from such inventions. In connection with the Duke License, Dr. Smith did not receive more than the related party disclosure threshold amount from Duke during the years ended December 31, 2025 or December 31, 2024.
Stockholder Proposals and Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at the 2027 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our General Counsel and Secretary at our offices at 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701, in writing not later than December [ ], 2026.
Stockholders intending to present a proposal at our 2027 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the one-year anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting no earlier than the close of business on January 21, 2027 and no later than the close of business on February 19, 2027. The notice must contain the information required by our Bylaws. In the event that the date of the 2026 Annual Meeting is more than 30 days before or more than 60 days after May 21, 2027, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2027 Annual Meeting and not later than the close of business of the 90th day prior to the 2027 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
In connection with our solicitation of proxies for our 2026 Annual Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19 of the Exchange Act, including sending notice no later than March 22, 2027.

Precision BioSciences, Inc.	52	2026 Proxy Statement

Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
2025 Annual Report
Our 2025 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders can also access our 2025 Annual Report, including our Annual Report on Form 10-K for 2025, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the General Counsel and Secretary, Precision BioSciences, Inc., 302 East Pettigrew Street, Suite A-100, Durham, North Carolina 27701.
Your vote is important. Please promptly vote your shares by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors
/s/ Dario Scimeca
Dario Scimeca
General Counsel and Secretary
Durham, North Carolina
April [ ], 2026

Precision BioSciences, Inc.	53	2026 Proxy Statement

Annex A
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PRECISION BIOSCIENCES, INC.
Precision BioSciences, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
FIRST: That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted recommending and declaring advisable that the Amended and Restated Certificate of Incorporation of the Corporation be amended and that such amendment be submitted to the stockholders of the Corporation for their consideration, as follows:
RESOLVED, that Article SEVENTH of the Amended and Restated Certificate of Incorporation be, and hereby is, amended and restated in its entirety to read as follows:
“SEVENTH: Except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, as applicable, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. If the General Corporation Law of the State of Delaware is amended to permit further elimination or limitation of the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.”
SECOND: That, at a meeting of stockholders of the Corporation, the aforesaid amendment was duly adopted by the stockholders of the Corporation.
THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its [•] on this [•] day of [•], 2026.

PRECISION BIOSCIENCES, INC.

By:
Name:
Title:

Precision BioSciences, Inc.	A-1	2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/DTIL2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V92630-P47169 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PRECISION BIOSCIENCES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Melinda Brown
02) Geno Germano

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The Annual Report, Proxy Statement and Notice of Annual Meeting of Stockholders are available at www.proxyvote.com.

V92631-P47169

PRECISION BIOSCIENCES, INC.
Annual Meeting of Stockholders
May 21, 2026 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) each of Michael Amoroso and Alex Kelly, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PRECISION BIOSCIENCES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on May 21, 2026, at www.virtualshareholdermeeting.com/DTIL2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.

Continued and to be signed on reverse side